Exhibit 99.1

This presentation includes statements relating to the company's Acuitas® MDRO, Acuitas Lighthouse® and QuickFISH® products and services, and commercialization plans for these products and services. These statements and other statements regarding our future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the rate of adoption of our products and services by hospitals and other healthcare providers, the success of our commercialization efforts, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this presentation and speak only as of the date of this presentation. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Uniquely positioned to address rising antibiotic resistance crisis
•Leader in leveraging genomics and informatics for infectious disease
•Significant global challenge and market opportunity
•Equating to a >$2 billion market in need of a solution to the infectious disease crisis and associated health care costs
•Disruptive technologies that shift the paradigm for diagnosing and managing infectious diseases
•Harnessing the power of rapid diagnostics and genetic profiles for pathogens and decision-making analytics database to help deliver the right antibiotics to patients
•Compelling data from distinguished U.S. health systems and collaborations
•External studies validating efficiency and cost-savings; Merck Global Health Innovation Fund investment
•Experienced management team with a proven track record of value creation in diagnostics
•Supported by an operational team with strong expertise across all diagnostic disciplines

•Leading integrated HMO retrospective study
•Costs projected to double
•Potential savings from rapid antibiotic decision-making
•Results support multiple data/revenue streams

•HARP-DC MDRO Surveillance Study   •Nation’s capital leads in proactively addressing  MDROs in communities and health facilities •Acuitas solution deployed in 16 D.C. health care facilities during the course of the study

Individual hospital and patient reporting with geospatial analysis Advanced analytics engine Direct connection to LIMS database Cloud-based HIPAA compliantSecurity

•End-to-end encryption (database, connectors, browser SSL)  •Federated access permissions

•Merck Global Health Investment Fund invests where Merck’s expertise can help accelerate revenue growth and enhance value creation •$10.5 million investment
•November 2016: Research collaboration with Merck to develop novel rapid diagnostics and informatics tools to combat antibiotic resistance •Access to Merck’s 200,000 pathogen bacterial archive

•Nine months ended September 30, 2016 •$3.0 million total revenue - up 65% from 2015 ($1.8 million) •$2.7 million product revenue – up 90% from 2015 ($1.5 million) •53% gross margin on product sales
•Q3 ended September 30, 2016 •$760 thousand total revenue – down 23% from 2015 (1.0 million) •$730 thousand product revenue – down 21% from 2015 ($929 thousand) •$4.8 million net loss
•Balance sheet (as of September 30, 2016) •$4.3 million cash •$11.5 million ATM program

Uniquely positioned to address rising antibiotic resistance crisis •Leader in leveraging genomics and informatics for infectious disease  •Significant global challenge and market opportunity  •Equating to a >$2 billion market in need of a solution to the infectious disease crisis and associated health care costs  •Disruptive technologies that shift the paradigm for diagnosing and managing infectious diseases •Harnessing the power of rapid diagnostics and genetic profiles for pathogens and decision-making analytics database to help deliver the right antibiotics to patients  •Compelling data from distinguished U.S. health systems and collaborations •External studies validating efficiency and cost-savings; Merck Global Health Innovation Fund investment  •Experienced management team with a proven track record of value creation in diagnostics  •Supported by an operational team with strong expertise across all diagnostic disciplines